Exhibit 99.1

NGP Capital Resources Company Announces

2nd Quarter 2005 Financial Results

Houston (BusinessWire) - August 4, 2005 – NGP Capital Resources Company (NASDAQ: NGPC) today announced financial results for the second quarter of 2005, ending June 30th.

Highlights for the quarter ending June 30, 2005:

Stockholders’ Equity: $243.0 million

Net Asset Value per share: $13.96

Operating Results (in thousands):

Net increase in stockholders’ equity (net assets) from operations: $1,942

Net investment income: $1,890

Net realized capital gain on portfolio securities: $140

Net unrealized depreciation on portfolio securities: ($88)

Portfolio Investment Activity:

Portfolio companies added: 3

Investments during the quarter: $10.7 million

Number of portfolio companies at June 30, 2005: 5

Portfolio and Investment Activity

During the three months ended June 30, 2005, we added three companies to our portfolio, creating senior secured multiple advance term loan facilities totaling $65 million, with currently committed and available amounts totaling $23 million. As of the end of the quarter, there was a total of $6.7 million advanced under the facilities. We extended a $20 million senior secured term loan facility to TierraMar Energy, LLC for the development of oil and gas properties in south Texas, with an initial committed funding limit of $4 million. On June 30, 2005, $3.4 million was drawn on the facility. We extended a $30 million senior secured term loan facility to C-Gas, LLC for the development of oil and gas properties in the Rocky Mountain region, with an initial committed funding limit of $17.6 million. On June 30, 2005, $3.3 million was drawn on the facility. We also extended a $15 million senior secured term loan facility to Atchee CBM, LLC for the development of oil and gas properties in the Rocky Mountain region, with an initial committed funding limit of $1.4 million. There were no borrowings on this facility as of June 30, 2005. We expect these companies to continue to draw on the facilities as their development of oil and gas properties progresses. Further, we acquired an additional $4 million of the senior notes of Venoco, Inc.

Since commencement of operations in the fall of 2004, we have extended credit facilities to or made investments in the debt securities of portfolio companies totaling $136 million, and have committed and made available a total of $94 million under these facilities. Of the $94 million, $83 million remained committed and available and $66 million was outstanding as of June 30, 2005, following the March 2005 repayment of Crescent Resources’ $10.8 million Senior Subordinated Secured Bridge loan. During the second quarter, we sold $10 million of our investments in investment grade senior notes issued by independent exploration and production companies, realizing a positive return.

As of June 30, 2005 our portfolio was invested as follows: 19.4% in senior subordinated secured notes, 2.7% in senior secured multiple-advance term loans, 4.8% in corporate senior notes, 16.3% in investment grade senior notes, 51.1% in U.S. Treasury Bills, and 5.7% in cash and cash equivalents. At June 30, 2005, the weighted average yield of our targeted investments was 10.2%. The weighted average yield of our investment grade senior notes was 5.5%. The weighted average yield of our U.S. Treasury Bills and cash equivalents was 2.7%. Computed yields use interest rates as of the balance sheet date and include amortization of loan origination fees, original issue discount and market premium or discount, weighted by their respective costs when averaged.

Operating Results – Quarter ended June 30, 2005

Investment income totaled $3.7 million for the quarter ended June 30, 2005, with $2.0 million attributable to our targeted investments and $1.7 million attributable to investments in cash equivalents, auction rate securities and investment grade senior notes. Operating expenses for the quarter were $1.7 million and included $0.9 million of management fees and $0.8 million of general and administrative expenses. The resulting net investment income was $1.9 million. For the quarter ending June 30, 2005, our portfolio experienced net unrealized depreciation of ($0.1) million attributable to changes in market prices of the investment grade and corporate senior notes. We also realized a capital gain of $0.1 million on the sale of $10 million in investment grade senior notes. Overall, NGPC had a net increase in stockholders’ equity (net assets) resulting from operations of $1.9 million, or $0.11 per share. After giving effect to the $0.125 per common share dividend declared during the quarter, stockholders’ equity (net assets) per share as of June 30, 2005 was $13.96.

Operating Results – Six months ended June 30, 2005

Investment income totaled $7.8 million for the six months ended June 30, 2005, with $4.8 million attributable to our targeted investments and $3.0 million attributable to investments in cash equivalents, auction rate securities and investment grade senior notes. Operating expenses for the period were $3.3 million and included $1.8 million of management fees and $1.5 million of general and administrative expenses. The resulting net investment income was $4.5 million. For the six months ending June 30, 2005, our portfolio experienced net unrealized depreciation of ($1.4) million attributable to changes in market prices of the investment grade and corporate senior notes. We also realized a capital gain of $0.1 million on the sale of $10 million in investment grade senior notes. Overall, NGPC had a net increase in stockholders’ equity (net assets) resulting from operations of $3.2 million, or $0.18 per share for the six months ended June 30, 2005.

The financial statements below are presented without footnotes. Shortly, we will file our quarterly report on Form 10-Q for the quarter ending June 30, 2005.

Conference Call at 11:00 a.m. Eastern Time on August 4, 2005

NGPC invites all interested persons to participate in its conference call on Thursday, August 4, 2005 at 11:00 am Eastern Time. The dial-in number for the call is (866) 249-6463. International callers should dial (303) 205-0055. The Company will maintain an audio replay of the call from 2:00 pm Eastern Time on August 4, 2005 through 11:59 pm Eastern Time on August 9, 2005. The replay dial-in number is (888) 203-1112. International callers should dial (719) 457-0820. The replay pass code is 2696424.

NGP CAPITAL RESOURCES COMPANY

BALANCE SHEET

	June 30, 2005 (unaudited)	December 31, 2004 (audited)
Assets:
Investments in portfolio securities at fair value (cost: $65,883,536 and $65,770,724, respectively)	$65,711,294	$66,061,513
Investments in Agency and Auction Rate Securities, at cost which approximates fair value	—	41,301,002
Investments in high grade corporate notes (cost: $40,852,809 and $0, respectively)	39,929,400	—
Investments in U.S. Treasury Bills, at cost which approximates fair value	124,927,222	—

Total investments	230,567,916	107,362,515

Cash and cash equivalents, at cost which approximates fair value	13,914,737	136,314,402
Accounts receivable	—	80,000
Interest receivable	842,035	303,484
Prepaid assets	403,334	491,602

Total Assets	$245,728,022	$244,552,003

Liabilities and stockholders’ equity (net assets):

Liabilities:
Accounts payable	$241,832	$513,173
Management fees payable	300,000	—
Dividends payable	2,175,013	—

Total Liabilities	2,716,845	513,173

Stockholders’ equity (net assets)
Common stock, $.001 par value, 250,000,000 shares authorized; 17,400,100 issued and outstanding	17,400	17,400
Paid-in capital in excess of par	244,313,252	244,320,858
Undistributed net investment loss	—	(590,217)
Overdistributed net investment income	(367,394)	—
Undistributed realized capital gain	143,570	—
Net unrealized appreciation (depreciation) of portfolio securities	(1,095,651)	290,789

Total stockholders’ equity (net assets)	243,011,177	244,038,830

Total liabilities and stockholders’ equity (net assets)	$245,728,022	$244,552,003

Net assets per share	$13.96	$14.03

NGP CAPITAL RESOURCES COMPANY

STATEMENT OF OPERATIONS

	For the Three Months ended June 30, 2005 (unaudited)	For the Six Months ended June 30, 2005 (unaudited)
Investment income
Interest income	$3,666,009	$7,844,765

Total investment income	3,666,009	7,844,765

Operating expenses
Management fees	900,000	1,800,000
Organization costs	—	1,111
General and administrative expenses	836,683	1,517,053

Total operating expenses	1,736,683	3,318,164

Interest expense	11,250	12,237
Credit Facility Fee Amortization	28,516	28,516

Net investment income	1,889,560	4,485,848

Net realized capital gain on portfolio securities	140,036	143,570
Net increase in unrealized (depreciation) on portfolio securities	(87,655)	(1,386,440)

Net increase in stockholders’ equity (net assets) resulting from operations	$1,941,941	$3,242,978

Net increase in stockholders’ equity (net assets) resulting from operations per common share	$0.11	$0.18

Per Share Data

	For the Three Months ended June 30, 2005 (unaudited)	For the Six Months ended June 30, 2005 (unaudited)

Net asset value, beginning of period	$13.98	$14.03

Net investment income	0.11	0.26
Net realized and unrealized gain (loss) on portfolio securities	—	(0.08)

Net increase in stockholders’ equity (net assets) resulting from operations	0.11	0.18

Net asset value before dividends	14.09	14.21

Dividends declared	(0.13)	(0.25)

Net asset value, end of period	$13.96	$13.96

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio will be principally in energy related private companies. From time to time, the Company may also invest in public companies that are not thinly traded. The Company expects to invest primarily in senior secured and mezzanine loans in furtherance of its business plan and may receive equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of Natural Gas Partners, LLC, a leading energy sector private equity investor.

This press release contains forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the company carefully before investing. Such information and other information about the company will be available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.